SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2016, Mississippi Power Company (“Mississippi Power”) entered into an unsecured term loan agreement (the “Term Loan Agreement”) among Mississippi Power, the lenders identified therein, and Bank of America, N.A., as Administrative Agent (together, the “Lenders”).
The Term Loan Agreement provides for total loan commitments in an aggregate of $1.2 billion (the “Loans”), which will be used to repay existing indebtedness and for other general corporate purposes. Mississippi Power borrowed $900 million under the Term Loan Agreement on March 8, 2016 and has the right to borrow the remaining $300 million (the “Delayed Draw Loans”) on or before October 15, 2016. The Loans mature on April 1, 2018.
The obligations of the Lenders to fund the Delayed Draw Loans are subject to a number of customary conditions including, among others, (i) the accuracy of certain of the representations and warranties of Mississippi Power made in the Term Loan Agreement and (ii) the absence of any default or event of default under the Term Loan Agreement.
The Loans will bear interest, at Mississippi Power’s option, at either (i) the London Interbank Offered Rate (as defined in the Term Loan Agreement) plus 1.500% or (ii) a rate per annum equal to 0.500% plus the greatest of (a) the Prime Rate (as defined in the Term Loan Agreement) for such date, (b) the sum of 1/2% plus the Federal Funds Rate (as defined in the Term Loan Agreement) for such day and (c) the one-month London Interbank Offered Rate plus 1.0%. Additionally, Mississippi Power will pay an unused fee for the benefit of the Lenders in an amount of 0.175% per annum of the aggregate undrawn commitments in respect of the Delayed Draw Loans.
The Term Loan Agreement includes representations and warranties, covenants and events of default, including a requirement that the ratio of Indebtedness (as defined in the Term Loan Agreement) to Capitalization (as defined in the Term Loan Agreement) for Mississippi Power and its consolidated subsidiaries shall be less than or equal to 0.65 to 1.0. The Term Loan Agreement also includes limitations on liens, consolidations, mergers and sales of all or substantially all of Mississippi Power’s assets.
The Loans may be accelerated and become due and payable upon an event of default and expiration of any applicable cure periods. Events of default in the Term Loan Agreement include: (i) nonpayment of obligations under the Term Loan Agreement, (ii) failure to perform any covenant or agreement in the Term Loan Agreement, (iii) material misrepresentations, (iv) failure to pay, or certain other defaults under, certain other indebtedness, (v) certain bankruptcy or insolvency events, (vi) material unpaid judgments, (vii) a change in control and (viii) customary Employee Retirement Income Security Act of 1974 defaults.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2016	MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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